CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on or about March 29, 2000) pertaining to the 2000 Non-Qualified Stock Option Plan of Mid Atlantic Medical Services, Inc. of our report dated February 14, 2000 with respect to the consolidated financial statements and schedule of Mid Atlantic Medical Services, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.






                                          /s/ Ernst & Young LLP
                                          Ernst & Young LLP



      McLean, Virginia
      March 28, 2000